    As filed with the Securities and Exchange Commission on December __, 1999
                                                    Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                MACROMEDIA, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              94-3155026
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification no.)

                         600 TOWNSEND STREET, SUITE 310W
                         SAN FRANCISCO, CALIFORNIA 94103
          (Address of principal executive offices, including zip code)

                              NON-PLAN OPTION GRANT
                      1999 STOCK OPTION PLAN OF REGISTRANT
                OPTIONS OF ANDROMEDIA, INC. ASSUMED BY REGISTRANT
             ANDROMEDIA, INC. 1999 STOCK PLAN ASSUMED BY REGISTRANT

                            (Full title of the plan)

                               ELIZABETH A. NELSON
          SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                         600 TOWNSEND STREET, SUITE 310W
                         SAN FRANCISCO, CALIFORNIA 94103
                                 (415) 252-2000
 (Name, address and telephone number, including area code, of agent for service)

                                   COPIES TO:
                            Gordon K. Davidson, Esq.
                              Jeanine M. Corr, Esq.
                            Robert A. Freedman, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

----------------------------- -------------------- ---------------------- ---------------------- --------------------
                                    Amount           Proposed Maximum       Proposed Maximum
 Title of Securities to be           to be          Offering Price Per     Aggregate Offering         Amount of
         Registered               Registered               Share                  Price           Registration Fee
----------------------------- -------------------- ---------------------- ---------------------- --------------------
Common Stock, $0.001 par
value per share                       350,000(1)          $45.3125(2)        $15,859,375.00          $ 4,186.88

Common Stock, $0.001 par
value per share                       124,500(3)            $61.75(2)        $ 7,687,875.00          $ 2,029.60

Common Stock, $0.001 par
value per share                       875,500(4)            $63.72(5)        $55,786,860.00          $14,727.73

--------
(1)  Represents shares subject to an outstanding non-plan stock option grant.
(2)  Estimated weighted average exercise price per share.
(3) Represents shares subject to outstanding options under the Registrant's 1999 Stock Option Plan.
(4) Represents shares available for grant under the Registrant's 1999 Stock Option Plan.
(5) Estimated as of December 1, 1999, pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee.

----------------------------- -------------------- ---------------------- ---------------------- --------------------
                                    Amount           Proposed Maximum       Proposed Maximum
 Title of Securities to be           to be          Offering Price Per     Aggregate Offering         Amount of
         Registered               Registered               Share                  Price           Registration Fee
----------------------------- -------------------- ---------------------- ---------------------- --------------------
Common Stock, $0.001 par
value per share                        44,188(6)            $15.58(2)       $    688,449.04          $   181.75

Common Stock, $0.001 par
value per share                       698,806(7)            $10.11(2)       $  7,064,928.66          $ 1,865.14

Common Stock, $0.001 par
value per share                        65,964(8)            $31.10(2)       $  2,051,480.40          $   541.59

Common Stock, $0.001 par
value per share                       427,200(9)            $61.75(5)       $ 26,379,600.00          $ 6,964.21

Common Stock, $0.001 par
value per share                           236(10)           $63.72(2)       $     15,037.92          $     3.97

                                                                                                 Total Fee

                                                                                                     $30,500.87
----------------------------- -------------------- ---------------------- ---------------------- --------------------





--------
(6) Represents shares subject to outstanding options under the Andromedia, Inc. 1996 Stock Option Plan assumed by Registrant.
(7) Represents shares subject to outstanding options under the Andromedia, Inc. 1997 Stock Plan assumed by Registrant.
(8) Represents shares subject to outstanding options under the Andromedia, Inc. 1999 Stock Plan assumed by Registrant.
(9) Represents shares subject to outstanding options granted by Registrant under the Andromedia, Inc. 1999 Stock Plan assumed by Registrant.
(10) Represents shares available for grant under the Andromedia, Inc. 1999 Stock Plan assumed by Registrant.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 filed on June 17, 1999, which Annual Report contains audited consolidated financial statements as of March 31, 1999 and 1998 and for each of the years in the three-year period ended March 31, 1999;

         (b)(1) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 filed on November 15, 1999;

         (b)(2) The Registrant's Amended Current Report on Form 8-K filed on October 26, 1999; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed on October 22, 1993, as amended on the Registrant's Form 8-A/A filed on October 5, 1995, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not Applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not Applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances, if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or, in certain circumstances, by independent legal counsel in a written opinion that the facts known to the decision-making party demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents;
(v) the Registrant
may not retroactively amend the Bylaw provisions relating to indemnity; and
(vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is based on the records or books of account of the corporation or on information supplied to him or her by officers of the corporation in the course of their duties or on the advice of legal counsel for the corporation or on information or records given or reports made to the corporation by independent certified public accountants or appraisers or other experts.

              The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that directors and executive officers will be indemnified and held harmless to the fullest extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims (i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the indemnification agreement, (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; (iv) on account of conduct by a director that is finally adjudged to have been in bad faith or conduct that the director did not reasonably believe to be in, or not opposed to, the best interests of the Registrant;
(v) on account of any criminal action or proceeding arising out of conduct that the director had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

              The indemnification agreements also provide for contribution in certain situations in which the Registrant and a director or executive officer are jointly liable but indemnification is unavailable, such contribution to be based on the relative benefits received and the relative fault of the Registrant and the director or executive officer. Contribution is not allowed in connection with a Section 16(b) judgment, and adjudication of bad faith or conduct that a director or executive officer did not reasonably believe to be in, or not opposed to, the best interest of the Registrant, or a proceeding arising out of conduct a director or executive officer had reasonable cause to believe was unlawful.

              The indemnification agreements require a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, an indemnification agreement or otherwise to be indemnified for such expenses. The indemnification agreements provide that they are not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law or otherwise.

              The indemnification provision in the Bylaws, and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act.

              As authorized by the Bylaws, the Registrant, with approval by the Board, has purchased director and officer liability insurance.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not Applicable.

ITEM 8.       EXHIBITS.

               4.01 Registrant's Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 4.01 to the Registrant's registration statement on Form S-8 (File No. 33-89092) filed with the Commission on February 3, 1995).

               4.02 Certificate of Amendment of Registrant's Restated Certificate of Incorporation (incorporated herein by reference to the Registrant's registration statement on Form 8-A/A filed with the Commission on October 5,
                           1995).

               4.03 Registrant's Bylaws, as amended (incorporated herein by reference to Exhibit 3.02 to the Registrant's Registration Statement on Form S-1 (File No. 33-70624) declared effective by the Commission on December 10, 1993 (the "Form S-1")).

               4.04 Amendment to Registrant's Bylaws effective October 15, 1993 (incorporated herein by reference to Exhibit 3.03 to the Form S-1).

               4.05 Registrant's Form of Non-Plan Stock Option Grant (incorporated by reference to Exhibit 4.07 to the Registrant's Registration Statement on Form S-8 (File No. 333-89247) filed with the Commission on October 18, 1999).

               4.06        Registrant's 1999 Stock Option Plan.

               4.07        Andromedia, Inc. 1996 Stock Option Plan.

               4.08        Andromedia, Inc. 1997 Stock Plan.

               4.09        Andromedia, Inc. 1999 Stock Plan.

               5.01        Opinion of Fenwick & West LLP.

              23.01        Consent of Fenwick & West LLP (included in Exhibit
                           5.01).

              23.02        Consent of KPMG LLP, independent auditors.

              23.03        Consent of KPMG LLP, independent auditors.

              24.01        Power of Attorney (see signature pages following Item
                           9).

ITEM 9.       UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly
authorized, in the City of San Francisco, State of California, on the      day
of December, 1999.

                         MACROMEDIA, INC.

                         By: /s/ Elizabeth A. Nelson
                             -----------------------
                               Elizabeth A. Nelson
                               Senior Vice President, Chief Financial Officer
                                 and Secretary

                            POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints Robert K. Burgess and Elizabeth A. Nelson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on this page and the next in the capacities and on the date indicated.

             Signature                  Title                        Date
             ---------                  -----                        ----
PRINCIPAL EXECUTIVE OFFICER:


/s/ Robert K. Burgess              Chief Executive Officer,       December 2, 1999
-----------------------------      Chairman of the Board
Robert K. Burgess



PRINCIPAL FINANCIAL OFFICER
  AND ACCOUNTING OFFICER:

/s/ Elizabeth A. Nelson           Senior Vice President,          December 6, 1999
-----------------------------     Chief Financial Officer
Elizabeth A. Nelson                and Secretary


                                       6



             Signature                  Title                        Date
             ---------                  -----                        ----
ADDITIONAL DIRECTORS:


/s/ John (Ian) Giffen
-----------------------------    Director                       December 2, 1999
John (Ian) Giffen


/s/ Mark D. Kvamme
-----------------------------    Director                       December__, 1999
Mark D. Kvamme


/s/ Donald L. Lucas
-----------------------------    Director                       December 1, 1999
Donald L. Lucas


/s/ Al Ramadan
-----------------------------    Director                       December 3, 1999
Al Ramadan


/s/ William B. Welty
-----------------------------    Director                       December 2, 1999
William B. Welty

                                       7